July 15, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Transatlantic Capital, Inc.
File No. 000-504802

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated July 15, 2015 of Transatlantic Capital, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP